REGISTRATION RIGHTS AGREEMENT

                          Dated as of January 17, 2001



                                      among



                                  VIACOM INC.,



                           VIACOM INTERNATIONAL INC.,

                                  as Guarantor



                                       and



               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED


                                       and

                           SALOMON SMITH BARNEY, INC.


                            as the Initial Purchasers

                          REGISTRATION RIGHTS AGREEMENT

              THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of January 17, 2001, by and among VIACOM INC., a Delaware corporation (the "Company"), Viacom International Inc., a Delaware corporation (the "Guarantor") and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED and SALOMON SMITH BARNEY, INC., in their respective capacities as initial purchasers and as representatives of the each of the other initial purchasers named in Schedule A hereto (collectively, the "Initial Purchasers").

              This Agreement is made pursuant to the Purchase Agreement dated January 9, 2001, by and among the Company, the Guarantor and the Initial Purchasers (the "Purchase Agreement"), which provides for the sale by the Company to the Initial Purchasers and the guarantee by the Guarantor of $400,000,000 aggregate principal amount of the Company's 6.40% senior notes due 2006 (the "2006 Senior Notes"), $500,000,000 aggregate principal amount of the Company's 7.70% senior notes due 2010 (the "2010 Senior Notes", and together with the 2006 Senior Notes, the "Senior Notes"; references to Senior Notes, Exchange Notes and Registrable Senior Notes will be identically applicable to both 2006 Senior Notes and 2010 Senior Notes unless otherwise indicated herein) and $750,000,000 aggregate principal amount of the Company's 7.875% senior debentures due 2030 (the "Senior Debentures", and together with the Senior Notes, the "Senior Securities"). In order to induce the Initial Purchasers to enter into the Purchase Agreement and in satisfaction of a condition to the Initial Purchasers' obligations thereunder, the Company has agreed to provide to the Initial Purchasers and their respective direct and indirect transferees and assigns the registration rights set forth in this Agreement.

              In consideration of the foregoing, the parties hereto agree as follows:

              1. Definitions. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

              "1933 Act" shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

              "1934 Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

              "Closing Time" shall mean the Closing Time as defined in the Purchase Agreement.

              "Company" shall have the meaning set forth in the preamble and also includes the Company's successors.

              "Depositary" shall mean The Depository Trust Company, or any other depositary appointed by the Company, including any agent thereof; provided, however, that any such depositary must at all times have an address in the Borough of Manhattan, in The City of New York.

              "Exchange Notes" or "Exchange Debentures" shall mean the Senior Notes and Senior Debentures, respectively, issued by the Company under the Indenture, and their respective guarantees by the Guarantor, containing terms identical to the Senior Notes and Senior Debentures (except that (i) interest thereon shall accrue from the last date on which interest was paid on the Senior Notes and Senior Debentures or, if no such interest has been paid, from the Closing Time, (ii) the transfer restrictions thereon shall be eliminated and (iii) certain provisions relating to an increase in the stated rate of interest thereon shall be eliminated) to be offered to Holders of Registrable Senior Notes or Registrable Senior Debentures in exchange for Registrable Senior Notes or Registrable Senior Debentures pursuant to the Exchange Offer.

              "Exchange Offer" shall mean the exchange offer by the Company and the Guarantor of Exchange Notes or Exchange Debentures for Registrable Senior Notes or Registrable Senior Debentures pursuant to Section 2(a) hereof.

              "Exchange Offer Registration" shall mean a registration under the 1933 Act effected pursuant to Section 2(a) hereof.

              "Exchange Offer Registration Statement" shall mean an exchange offer registration statement on Form S-4 covering the Registrable Securities (or, if applicable, on another appropriate form), and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

              "Exchange Securities" shall mean the Exchange Notes and the Exchange Debentures, collectively.

              "Holders" shall mean the Initial Purchasers, for so long as they own any Registrable Securities, and each of their respective successors, assigns and direct and indirect transferees who become registered owners of Registrable Securities under the Indenture.

              "Indenture" shall mean the Indenture dated as of May 15, 1995, as supplemented by the First Supplemental Indenture, dated as of May 24, 1995, as supplemented and amended by the Second Supplemental Indenture and Amendment No. 1, dated as of December 15, 1995, as supplemented by the Third Supplemental Indenture, dated as of July 22, 1996, as supplemented by the Fourth Supplemental Indenture, dated as of August 1, 2000 and as further supplemented by the Fifth Supplemental Indenture, dated January 17, 2001, among the Company, the Guarantor and Citibank N.A., a national banking association, as successor in interest to State Street Bank and Trust Company and The First National Bank of Boston, as Trustee, in each case relating to the Senior Notes and Senior Debentures and the Exchange Notes and Exchange Debentures and as the same may be amended and supplemented from time to time in accordance with the terms thereof.

              "Initial Purchasers" shall have the meaning set forth in the preamble of this Agreement.

              "Majority Holders" shall mean the Holders of a majority of the aggregate principal amount of Registrable Senior Notes and Registrable Senior Debentures outstanding; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Senior Notes and Registrable Senior Debentures is required hereunder, Registrable Senior Notes and Registrable Senior Debentures held by the Company, the Guarantor or any of their affiliates (as such term is defined in Rule 405 under the 1933 Act) (other than the Initial Purchasers or subsequent holders of Registrable Senior Notes and Registrable Senior Debentures), if such subsequent holders are deemed to be such affiliates solely by reason of their holding of such Registrable Senior Notes and Registrable Senior Debentures, shall be disregarded in determining whether such consent or approval was given by the Holders of such required percentage or amount.

              "NASD" shall mean the National Association of Securities Dealers, Inc.

              "Participating Broker-Dealer" shall have the meaning set forth in
         Section 3(f).

              "Person" shall mean an individual, partnership, joint venture, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

              "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Senior Notes and Registrable Senior Debentures covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

              "Purchase Agreement" shall have the meaning set forth in the preamble of this Agreement.

              "Registrable Senior Notes" and "Registrable Senior Debentures" shall mean the Senior Notes and Senior Debentures; provided, however, that the Senior Notes and Senior Debentures shall cease to be Registrable Senior Notes and Registrable Senior Debentures when (i) a Registration Statement with respect to such Senior Notes and Senior Debentures shall have been declared effective under the 1933 Act and such Senior Notes and Senior Debentures shall have been disposed of pursuant to such Registration Statement, (ii) such Senior Notes and Senior Debentures shall have been sold to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the 1933 Act, (iii) such Senior Notes and Senior Debentures shall have ceased to be outstanding or (iv) such Senior Notes and Senior Debentures have been exchanged for Exchange Notes and Exchange Debentures upon consummation of the Exchange Offer.

              "Registrable Securities" shall mean the Registrable Senior Notes and Registrable Senior Debentures, collectively.

              "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Company and the Guarantor with this Agreement, including without limitation: (i) all SEC, stock exchange or NASD registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state or other securities or blue sky laws and compliance with the rules of the NASD (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with state or other securities or blue sky qualification of any of the Exchange Securities or Registrable Securities), (iii) all expenses of any Persons in preparing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements, certificates representing the Exchange Securities and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and expenses incurred in connection with the listing, if any, of any of the Exchange Securities or such Registrable Securities, covered by a Shelf Registration Statement, as applicable, on any securities exchange or exchanges, (vi) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vii) the fees and disbursements of counsel for the Company and the Guarantor and the fees and expenses of the independent public accountants of the Company and the Guarantor, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, (viii) the fees and expenses of a "qualified independent underwriter" as defined by Conduct Rule 2720 of the NASD (if required by the NASD rules) in connection with the offering of the Registrable Securities and the reasonable fees and expenses of its counsel, (ix) the reasonable fees and expenses of the Trustee, any registrar, any depositary and paying agent, including their respective counsel, and any escrow agent or custodian, (x) the reasonable fees and expenses of the Initial Purchasers in connection with the Exchange Offer, including the reasonable fees and expenses of counsel to the Initial Purchasers, (xi) the reasonable fees and expenses of one counsel to the Holders which shall be Hughes, Hubbard & Reed LLP in connection with the Shelf Registration Statement, and (xii) in the case of an underwritten offering, any reasonable fees and disbursements of the underwriters customarily required to be paid by issuers or sellers of such securities, including the reasonable fees and expenses of counsel to the underwriters, and the fees and expenses of any special experts retained by the Company and the Guarantor in connection with any Registration Statement but excluding (except as otherwise provided herein) fees of counsel to the underwriters or the Holders and underwriting discounts and commissions and any transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

              "Registration Statement" shall mean any registration statement of the Company and the Guarantor relating to any offering of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

              "SEC" shall mean the Securities and Exchange Commission.

              "Shelf Registration" shall mean a registration effected pursuant to Section 2(b) hereof.

              "Shelf Registration Statement" shall mean a "shelf" registration statement of the Company and the Guarantor pursuant to the provisions of Section 2(b) of this Agreement which covers all of the Registrable Securities on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

              "Trustee" shall mean the trustee under the Indenture.

              2. Registration Under the 1933 Act.

              (a) Exchange Offer Registration. To the extent not prohibited by any applicable law or applicable interpretation of the staff of the SEC, the Company and the Guarantor shall (A) file with the SEC within 60 calendar days after the Closing Time an Exchange Offer Registration Statement covering the offer by the Company to the Holders to exchange all of the Registrable Senior Notes and Registrable Senior Debentures for Exchange Notes and Exchange Debentures, (B) use its reasonable best efforts to cause such Exchange Offer Registration Statement to be declared effective by the SEC within 180 calendar days after the Closing Time, (C) use its reasonable best efforts to cause such Registration Statement to remain effective until the closing of the Exchange Offer and (D) use its reasonable best efforts to consummate the Exchange Offer within 45 calendar days after the effective date of the Exchange Offer Registration Statement. The Exchange Notes and Exchange Debentures will be issued under the Indenture. Upon the effectiveness of the Exchange Offer Registration Statement, the Company and the Guarantor shall promptly commence the Exchange Offer, it being the objective of such Exchange Offer to enable each Holder (other than Participating Broker-Dealers (as defined in Section 3(f)) eligible and electing to exchange Registrable Senior Notes and Registrable Senior Debentures for Exchange Notes and Exchange Debentures (assuming that such Holder is not an affiliate of the Company or the Guarantor within the meaning of Rule 405 under the 1933 Act, acquires the Exchange Notes and Exchange Debentures in the ordinary course of such Holder's business and has no arrangements or understandings with any person to participate in the Exchange Offer for the purpose of distributing the Exchange Notes and Exchange Debentures) to trade such Exchange Notes and Exchange Debentures from and after their receipt without any limitations or restrictions under the 1933 Act and without material restrictions under the securities laws of a substantial proportion of the several states of the United States.

              In connection with the Exchange Offer, the Company and the Guarantor shall:

              (i) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

              (ii) keep the Exchange Offer open for not less than 20 business days (or longer if required by applicable federal and state securities laws) after the date notice thereof is mailed to the Holders;

              (iii) use the services of the Depositary for the Exchange Offer with respect to Senior Notes and Senior Debentures evidenced by global certificates;

              (iv) permit Holders to withdraw tendered Registrable Senior Notes and Registrable Senior Debentures at any time prior to the close of business, New York City time, on the last business day on which the Exchange Offer shall remain open, by sending to the institution specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Senior Notes and Registrable Senior Debentures delivered for exchange, and a statement that such Holder is withdrawing its election to have such Senior Notes and Senior Debentures exchanged; and

              (v) otherwise comply in all material respects with all applicable federal and state securities laws relating to the Exchange Offer.

              As soon as practicable after the close of the Exchange Offer, the Company and the Guarantor shall:

              (i) accept for exchange Registrable Senior Notes and Registrable Senior Debentures duly tendered and not validly withdrawn pursuant to the Exchange Offer in accordance with the terms of the Exchange Offer Registration Statement and the letter of transmittal which is an exhibit thereto;

              (ii) deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Senior Notes and Registrable Senior Debentures so accepted for exchange by the Company and the Guarantor; and

              (iii) cause the Trustee promptly to authenticate and deliver Exchange Notes and Exchange Debentures to each Holder of Registrable Senior Notes and Registrable Senior Debentures equal in principal amount to the principal amount of the Registrable Senior Notes and Registrable Senior Debentures of such Holder so accepted for exchange.

              Interest on each Exchange Note will accrue from the last date on which interest was paid on the Registrable Senior Notes and Registrable Senior Debentures surrendered in exchange therefor or, if no interest has been paid on the Registrable Senior Notes and Registrable Senior Debentures, from the Closing Time. The Exchange Offer shall not be subject to any conditions, other than (i) that the Exchange Offer, or the making of any exchange by a Holder, does not violate applicable law or any applicable interpretation of the staff of the SEC,
(ii) that no action or proceeding shall have been instituted or threatened in any court or before any governmental agency with respect to the Exchange Offer which, in the Company's or the Guarantor's judgment, would impair the ability of the Company and the Guarantor to proceed with the Exchange Offer, (iii) that no law, rule or regulation or applicable interpretations of the staff of the SEC has been issued or promulgated which, in the good faith determination of the

Company or the Guarantor, does not permit the Company and the Guarantor to effect the Exchange Offer and (iv) that the Holders tender the Registrable Senior Notes and Registrable Senior Debentures to the Company in accordance with the Exchange Offer.

              Each Holder of Registrable Senior Notes and Registrable Senior Debentures (other than Participating Broker-Dealers) who wishes to exchange such Registrable Senior Notes and Registrable Senior Debentures for Exchange Notes and Exchange Debentures in the Exchange Offer shall have represented that (i) it is not an affiliate (as defined in Rule 405 under the 1933 Act) of the Company or the Guarantor or, if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the 1933 Act, to the extent applicable,
(ii) any Exchange Notes or Exchange Debentures to be received by it will be acquired in the ordinary course of business, (iii) at the time of the commencement of the Exchange Offer, it has no arrangement with any Person to participate in the distribution (within the meaning of the 1933 Act) of the Senior Notes and Senior Debentures or the Exchange Notes and Exchange Debentures, (iv) it is not acting on behalf of any person who could not truthfully make the foregoing representations and (v) it shall have made such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to render the use of Form S-4 or another appropriate form under the 1933 Act available or for the Exchange Offer Registration Statement to be declared effective. To the extent permitted by law, the Company shall inform the Initial Purchasers of the names and addresses of the Holders to whom the Exchange Offer is made, and the Initial Purchasers shall have the right to contact such Holders and otherwise facilitate the tender of Registrable Senior Notes and Registrable Senior Debentures in the Exchange Offer.

              (b) Shelf Registration.

              (i) If, because of any change in law or applicable interpretations thereof by the Staff of the SEC, the Company and the Guarantor are not permitted to effect the Exchange Offer as contemplated by Section 2(a) hereof, (ii) if for any other reason the Exchange Offer Registration Statement is not declared effective within 180 calendar days following the Closing Time or the Exchange Offer is not consummated within 45 days after effectiveness of the Exchange Offer Registration Statement (provided that, if the Exchange Offer Registration Statement shall be declared effective after such 180-day period or if the Exchange Offer shall be consummated after such 45-day period, then the Company's and the Guarantor's obligations under this clause (ii) arising from the failure of the Exchange Offer Registration Statement to be declared effective within such 180-day period or the failure of the Exchange Offer to be consummated within such 45-day period, respectively, shall terminate), (iii) if any Holder (other than an Initial Purchaser) is not eligible to participate in the Exchange Offer or elects to participate in the Exchange Offer but does not receive fully tradeable Exchange Notes or Exchange Debentures pursuant to the Exchange Offer or (iv) upon the written request of any of the Initial Purchasers within 90 days following the consummation of the Exchange Offer; provided that such Initial Purchaser shall hold Registrable Senior Notes and Registrable Senior Debentures that it acquired directly from the Company and if such Initial Purchaser is not permitted, in the reasonable opinion of counsel to such Initial Purchaser, pursuant to applicable law or applicable interpretation of the staff of the SEC, to participate in the Exchange Offer, the Company and the Guarantor shall, at their cost:

              (A) as promptly as practicable, but no later than (a) the 210th day after the Closing Time or (b) the 60th day after such filing obligations arises, whichever is later, file with the SEC a Shelf Registration Statement relating to the offer and sale of the Registrable Senior Notes and Registrable Senior Debentures by the Holders from time to time in accordance with the methods of distribution elected by the Majority Holders of such Registrable Senior Notes and Registrable Senior Debentures and set forth in such Shelf Registration Statement;

              (B) use their reasonable best efforts to cause such Shelf Registration Statement to be declared effective by the SEC as promptly as practicable, but in no event later than the 240th day after the Closing Time (or within 30 days of a request of any Initial Purchaser); provided that, with respect to Exchange Notes and Exchange Debentures received by a broker-dealer in exchange for any securities that were acquired by such broker-dealer as a result of market-making or other trading activities, the Company and the Guarantor may, if permitted by current interpretations by the staff of the SEC, file a post-effective amendment to the Exchange Offer Registration Statement containing the information required by Regulation S-K Items 507 and/or 508, as applicable, in satisfaction of its obligations under paragraph (A) solely with respect to broker-dealers who acquired their Securities as a result of market-making or other trading activities, and any such Exchange Offer Registration Statement, as so amended, shall be referred to herein as, and governed by the provisions herein applicable to, a Shelf Registration Statement. In the event that the Company and the Guarantor are required to file a Shelf Registration Statement upon the request of any Holder (other than an Initial Purchaser) not eligible to participate in the Exchange Offer pursuant to clause (iii) above or upon the request of any Initial Purchaser pursuant to clause (iv) above, the Company and the Guarantor shall file and use their reasonable best efforts to have declared effective by the SEC both an Exchange Offer Registration Statement pursuant to Section 2(a) with respect to all Registrable Senior Notes and Registrable Senior Debentures and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Registrable Senior Notes and Registrable Senior Debentures held by such Holder or such Initial Purchaser, as applicable, after completion of the Exchange Offer;

              (C) use their reasonable best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required, in order to permit the Prospectus forming part thereof to be usable by Holders for a period of two years, plus any extensions as provided in Section 2(d)(iii) below, after its effective date or such shorter period which will terminate when all of the Registrable Senior Notes and Registrable Senior Debentures covered by the Shelf Registration Statement (i) have been sold pursuant to the Shelf Registration Statement, (ii) cease to be outstanding or (iii) become eligible for resale pursuant to Rule 144 under the 1934 Act without volume restrictions; and

              (D) notwithstanding any other provisions hereof, ensure that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming a part thereof and any supplement thereto complies in all material respects with the 1933 Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Shelf Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading; provided, however, clauses (ii) and (iii) shall not apply to any information relating to any Initial Purchaser or any Holder furnished to the Company in writing by such Initial Purchaser or Holder expressly for use in the Shelf Registration Statement.

              The Company and the Guarantor shall not permit any securities other than the Registrable Securities to be included in the Shelf Registration Statement.

              The Company and the Guarantor further agree, if necessary, to supplement or amend the Shelf Registration Statement if reasonably requested by the Majority Holders with respect to information relating to the Holders and otherwise as required by Section 3(b) below, to use their reasonable best efforts to cause any such amendment to become effective and such Shelf Registration Statement to become usable as soon as practicable thereafter and to furnish to the Holders of Registrable Senior Notes and Registrable Senior Debentures copies of any such supplement or amendment promptly after its being used or filed with the SEC.

              (c) Expenses. The Company and the Guarantor shall pay all Registration Expenses in connection with the registration pursuant to Sections 2(a) and 2(b) and, in the case of any Shelf Registration Statement, will reimburse the Holders or the Initial Purchasers for the reasonable fees and disbursements of one counsel designated in writing by the Majority Holders to act as counsel for the Holders of the Registrable Securities in connection therewith. Each Holder shall pay all expenses of its counsel other than as set forth in the preceding sentence, underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to a Shelf Registration Statement.

              (d) Effective Registration Statement.

              (i) The Company and the Guarantor shall be deemed not to have used their respective reasonable best efforts to cause the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, to become, or to remain, effective during the requisite periods set forth herein if the Company or the Guarantor voluntarily takes any action that could reasonably be expected to result in any such Registration Statement not being declared effective or remaining effective or in the Holders of Registrable Senior Notes or Registrable Senior Debentures covered thereby not being able to exchange or offer and sell such Registrable Senior Notes or Registrable Senior Debentures during that period unless (A) such action is required by applicable law or (B) such action is taken by the Company or the Guarantor in good faith and for valid business reasons (but not including avoidance of the Company's or the Guarantor's obligations hereunder), including the acquisition or divestiture of assets or a material corporate transaction or event so long as the Company and the Guarantor promptly comply with the requirements of Section 3(k) hereof, if applicable.

              (ii) An Exchange Offer Registration Statement pursuant to Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof shall not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of Registrable Senior Notes and Registrable Senior Debentures pursuant to a Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement shall be deemed not to have been effective during the period of such interference, until the offering of Registrable Senior Notes and Registrable Senior Debentures pursuant to such Registration Statement may legally resume.

              (iii) During any 365-day period, the Company and the Guarantor may suspend the availability of a Shelf Registration Statement and the use of the related Prospectus, as provided in Section 3(e)(vi) and the last paragraph of
Section 3 hereof, for up to four periods of up to 45 consecutive days (except for the consecutive 45-day period immediately prior to maturity of the Senior Notes and Senior Debentures), but no more than an aggregate 90 days during any 365-day period, if any event shall occur (A) as set forth in Section 2(d)(i) or
(B) as a result of which it shall be necessary, in the good faith determination of the board of directors of the Company or the Guarantor, to amend the Shelf Registration Statement or amend or supplement any prospectus or prospectus supplement thereunder in order that each such document not include any untrue statement of fact or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made, provided that any period during which the Company requires Holders to refrain from disposing of their Registrable Securities due to a Material Event Election (an "Election Period") shall be deemed to trigger the obligation of the Company to pay Additional Interest in accordance with Section 2(e) to the extent that such Election Period, together with all other days that the Shelf Registration Statement has become unusable in any consecutive twelve-month period, exceeds 90 days in the aggregate. The Two-Year Period provided for in
Section 2(b)(B) above shall be extended by an amount of time equal to all such Election Periods.

              (e) Increase in Interest Rate. In the event that (i) the Exchange Offer Registration Statement is not filed with the SEC on or prior to the 60th calendar day after the Closing Time, (ii) the Exchange Offer Registration Statement is not declared effective on or prior to the 180th calendar day after the Closing Time, (iii) the Exchange Offer is not consummated on or prior to the 45th calendar day following the effective date of the Exchange Offer Registration Statement, or (iv) if required, a Shelf Registration Statement with respect to the Registrable Senior Notes and Registrable Senior Debentures is not declared effective on or prior to the 240th calendar day after the Closing Time, or (v) the Election Periods exceed, in the aggregate, 90 days during any 365-day period the per annum interest rate borne by the Registrable Senior Notes and Registrable Senior Debentures shall be increased by one-quarter of one percent (0.25%) per annum following such 60-day period in the case of clause (i) above, following such 180-day period in the case of clause (ii) above, following such 45-day period in the case of clause (iii) above, or following such 240-day period in the case of (iv) above or 90-day period in the case of (v) above, which rate will be increased by an additional quarter of one percent (0.25%) per annum for each 90-day period during which noncompliance continues; provided that the aggregate increase in such annual interest rate may in no event exceed one-half of one percent (0.50%) per annum. Upon (w) the filing of the Exchange Offer Registration Statement after the 60-day period described in clause (i) above, (x) the effectiveness of the

Exchange Offer Registration Statement after the 180-day period described in clause (ii) above, (y) the consummation of the Exchange Offer after the 45-day period described in clause (iii) above, or (z) the effectiveness of a Shelf Registration Statement, after the 240-day period described in clause (iv) above, the interest rate borne by the Senior Notes and Senior Debentures from the date of such filing, effectiveness or consummation, as the case may be, shall be reduced to the original interest rate if the Company and the Guarantor are otherwise in compliance with this paragraph; provided, however, that, if after any such reduction in interest rate, a different event specified in clause (i),
(ii), (iii), (iv) or (v) above occurs, the interest rate shall again be increased pursuant to the foregoing provisions. No increase in the rate under clause (i), (ii) or (iii) above shall be payable for any period during which a Shelf Registration is effective.

              (f) Specific Enforcement. Without limiting the remedies available to the Initial Purchasers and the Holders, the Company and the Guarantor acknowledge that any failure by the Company and the Guarantor to comply with its obligations under Sections 2(a) and 2(b) hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's and the Guarantor's obligations under Sections 2(a) and 2(b).

              3. Registration Procedures. In connection with the obligations of the Company and the Guarantor with respect to the Registration Statements pursuant to Sections 2(a) and 2(b) hereof, the Company and the Guarantor shall:

              (a) prepare and file with the SEC a Registration Statement, within the time periods specified in Section 2, on the appropriate form under the 1933 Act, which form (i) shall be selected by the Company, (ii) shall, in the case of a Shelf Registration Statement, be available for the sale of the Registrable Senior Notes and Registrable Senior Debentures by the selling Holders thereof and (iii) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith, and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

              (b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary under applicable law to keep such Registration Statement effective for the applicable period; cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the 1933 Act; and comply with the provisions of the 1933 Act with respect to the disposition of all Senior Notes and Senior Debentures covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof;

              (c) in the case of a Shelf Registration, (i) notify each Holder of Registrable Senior Notes and Registrable Senior Debentures, at least 15 days business days prior to filing, that a Shelf Registration Statement with respect to the Registrable Senior Notes and Registrable Senior Debentures is being filed and advising such Holders that the distribution of Registrable Senior Notes and Registrable Senior Debentures will be made in accordance with the method elected by the Majority Holders; (ii) furnish to each Holder of Registrable Senior Notes and Registrable Senior Debentures, to counsel for the Initial Purchasers, to counsel for the Holders and to each underwriter of an underwritten offering of Registrable Senior Notes and Registrable Senior Debentures, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or underwriter, or their counsel, may reasonably request, including financial statements and schedules and, if the Holder so reasonably requests, all exhibits (including those incorporated by reference) in order to facilitate the public sale or other disposition of the Registrable Senior Notes and Registrable Senior Debentures; and (iii) subject to the last paragraph of this Section 3, hereby consent to the use of the Prospectus, including each preliminary Prospectus, or any amendment or supplement thereto by each of the selling Holders of Registrable Senior Notes and Registrable Senior Debentures in connection with the offering and sale of the Registrable Senior Notes and Registrable Senior Debentures covered by the Prospectus or any amendment or supplement thereto;

              (d) use its reasonable best efforts to register or qualify the Registrable Senior Notes and Registrable Senior Debentures under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder of Registrable Senior Notes and Registrable Senior Debentures covered by a Registration Statement and each underwriter of an underwritten offering of Registrable Senior Notes and Registrable Senior Debentures shall reasonably request by the time the applicable Registration Statement is declared effective by the SEC, to cooperate with the Holders in connection with any filings required to be made with the NASD, keep each such registration or qualification effective during the period such Registration Statement is required to be effective and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Senior Notes and Registrable Senior Debentures owned by such Holder; provided, however, that neither the Company nor the Guarantor shall be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d) or (ii) take any action which would subject it to general service of process or taxation in any such jurisdiction;

              (e) in the case of a Shelf Registration, notify each Holder of Registrable Senior Notes and Registrable Senior Debentures and counsel for such Holders promptly and, if requested by such Holder or counsel, confirm such advice in writing promptly (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for post-effective amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if, between the effective date of a Registration Statement and the closing of any sale of Registrable Senior Notes and Registrable Senior Debentures covered thereby, the representations and warranties of the

         Company and the Guarantor contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to such offering cease to be true and correct in all material respects,
         (v) of the receipt by the Company or the Guarantor of any notification with respect to the suspension of the qualification of the Registrable Senior Notes and Registrable Senior Debentures for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (vi) of the happening of any event or the discovery of any facts during the period a Shelf Registration Statement is effective (including as contemplated in Section 2(d)(iii) hereof) which (A) is contemplated in Section 2(d)(i) or (B) makes any statement made in such Shelf Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Shelf Registration Statement or Prospectus in order to make the statements therein not misleading and (vii) of any determination by the Company or the Guarantor that a post-effective amendment to a Registration Statement would be appropriate;

              (f) (A) in the case of an Exchange Offer, (i) include in the Exchange Offer Registration Statement a "Plan of Distribution" section covering the use of the Prospectus included in the Exchange Offer Registration Statement by broker-dealers who have exchanged their Registrable Senior Notes and Registrable Senior Debentures for Exchange Notes and Exchange Debentures for the resale of such Exchange Notes and Exchange Debentures, (ii) furnish to each broker-dealer who desires to participate in the Exchange Offer, without charge, as many copies of each Prospectus included in the Exchange Offer Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto, as such broker-dealer may reasonably request, (iii) include in the Exchange Offer Registration Statement a statement that any broker-dealer who holds Registrable Senior Notes and Registrable Senior Debentures acquired for its own account as a result of market-making activities or other trading activities (a "Participating Broker-Dealer"), and who receives Exchange Notes and Exchange Debentures for Registrable Senior Notes and Registrable Senior Debentures pursuant to the Exchange Offer, may be a statutory underwriter and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Notes and Exchange Debentures, (iv) subject to the last paragraph of this Section 3, hereby consent to the use of the Prospectus forming part of the Exchange Offer Registration Statement or any amendment or supplement thereto, by any broker-dealer in connection with the sale or transfer of the Exchange Notes and Exchange Debentures covered by the Prospectus or any amendment or supplement thereto, and (v) include in the transmittal letter or similar documentation to be executed by an exchange offeree in order to participate in the Exchange Offer the following provision:

              "If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes and Exchange Debentures. If the undersigned is a broker-dealer that will receive Exchange Notes and Exchange Debentures for its own account in exchange for Registrable Senior Notes and Registrable Senior Debentures, it represents that the Registrable Senior Notes and Registrable Senior Debentures to be exchanged for Exchange Notes and Exchange

              Debentures were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Notes and Exchange Debentures pursuant to the Exchange Offer; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the 1933 Act;"

                   (B) to the extent any Participating Broker-Dealer participates in the Exchange Offer, the Company and the Guarantor shall use their reasonable best efforts to cause to be delivered at the request of an entity representing the Participating Broker-Dealers (which entity shall be Merrill Lynch, Pierce, Fenner & Smith Incorporated, unless it elects not to act as such representative) any "cold comfort" letters with respect to the Prospectus in the form existing on the last date for which exchanges are accepted pursuant to the Exchange Offer and with respect to each subsequent amendment or supplement, if any, effected during the period specified in clause (C) below;

                   (C) to the extent any Participating Broker-Dealer participates in the Exchange Offer, the Company and the Guarantor shall use their reasonable best efforts to maintain the effectiveness of the Exchange Offer Registration Statement for a period of 180 days following the closing of the Exchange Offer or such shorter period which will terminate when the Participating Broker-Dealers have completed all resales subject to applicable prospectus delivery requirements; and

                   (D) the Company and the Guarantor shall not be required to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement as would otherwise be contemplated by Section 3(b) hereof, or take any other action as a result of this Section 3(f), for a period exceeding 180 days after the last date for which exchanges are accepted pursuant to the Exchange Offer (as such period may be extended by the Company and the Guarantor) and Participating Broker-Dealers shall not be authorized by the Company and the Guarantor to, and shall not, deliver such Prospectus after such period in connection with resales contemplated by this Section 3;

              (g) (i) in the case of an Exchange Offer, furnish counsel for the Initial Purchasers and (ii) in the case of a Shelf Registration, furnish counsel for the Holders of Registrable Senior Notes and Registrable Senior Debentures copies of any request by the SEC or any state securities authority for amendments or supplements to a Registration Statement and Prospectus or for additional information;

              (h) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement as soon as practicable and provide immediate notice to each Holder of the withdrawal of any such order;

              (i) in the case of a Shelf Registration, furnish to each Holder of Registrable Senior Notes and Registrable Senior Debentures, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

              (j) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Senior Notes and Registrable Senior Debentures to facilitate the timely preparation and delivery of certificates representing Registrable Senior Notes and Registrable Senior Debentures to be sold and not bearing any restrictive legends; and cause such Registrable Senior Notes and Registrable Senior Debentures to be in such denominations (consistent with the provisions of the Indenture) in a form eligible for deposit with the Depositary and registered in such names as the selling Holders or the underwriters, if any, may reasonably request in writing at least one business day prior to the closing of any sale of Registrable Senior Notes and Registrable Senior Debentures;

              (k) in the case of a Shelf Registration, upon the occurrence of any event or the discovery of any facts, each as contemplated by
         Section 3(e)(vi) hereof, use its reasonable best efforts to prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Senior Notes and Registrable Senior Debentures, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company and the Guarantor agree to notify each Holder to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and each Holder hereby agrees to suspend use of the Prospectus until the Company and the Guarantor have amended or supplemented the Prospectus to correct such misstatement or omission. At such time as such public disclosure is otherwise made or the Company and the Guarantor determine that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, the Company and the Guarantor agree promptly to notify each Holder of such determination and to furnish each Holder such numbers of copies of the Prospectus, as amended or supplemented, as such Holder may reasonably request;

              (l) obtain CUSIP numbers, ISINs and common codes for all Exchange Notes and Exchange Debentures, or Registrable Senior Notes and Registrable Senior Debentures, as the case may be (which CUSIP numbers, ISINs and common codes, in the case of the Exchange Notes to be issued in relation to the 2010 Senior Notes and the Exchange Debentures, are to be identical to those CUSIP numbers, ISINs and common codes then being used by the Company's 7.70% Senior Notes due 2010 issued on August 1, 2000 and 7.875% Senior Debentures due 2030 issued on August 1, 2000), not later than the effective date of a Registration Statement, and provide the Trustee with printed certificates for the Exchange Notes and Exchange Debentures or Registrable Senior Notes and Registrable Senior Debentures, as the case may be, in a form eligible for deposit with the Depositary;

              (m) (i) cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), in connection with the registration of the Exchange Notes and Exchange Debentures, or Registrable Senior Notes and Registrable Senior Debentures, as the case may be, (ii) cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and (iii) execute, and use its reasonable best efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

              (n) in the case of a Shelf Registration, enter into agreements (including underwriting agreements) and take all other customary and appropriate actions (including those reasonably requested by the Majority Holders of the Registrable Senior Notes and Registrable Senior Debentures being sold) in order to expedite or facilitate the disposition of such Registrable Senior Notes and Registrable Senior Debentures and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, in a manner that is reasonable and customary:

                   (i) make such representations and warranties to the Holders of such Registrable Senior Notes and Registrable Senior Debentures and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings as may be reasonably requested by such Holders and underwriters;

                   (ii) obtain opinions of counsel to the Company and the
              Guarantor and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the Holders of a majority in principal amount of the Registrable Senior Notes and Registrable Senior Debentures being sold) addressed to each selling Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;

                   (iii) obtain "cold comfort" letters and updates thereof from the Company's and the Guarantor's independent certified public accountants addressed to the underwriters, if any, and will use reasonable best efforts to have such letters addressed to the selling Holders of Registrable Senior Notes and Registrable Senior Debentures, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with similar underwritten offerings;

                   (iv) enter into a securities sales agreement with the Holders and an agent of the Holders providing for, among other things, the appointment of such agent for the selling Holders for the purpose of soliciting purchases of Registrable Senior Notes and Registrable Senior Debentures, which agreement shall be in form, substance and scope customary for similar offerings;

                   (v) if an underwriting agreement is entered into in the case of an underwritten offering, cause the same to set forth indemnification provisions and procedures substantially equivalent to the indemnification provisions and procedures set forth in
              Section 5 hereof with respect to the underwriters and all other parties to be indemnified pursuant to Section 5 hereof; and

                   (vi) deliver such documents and certificates as may be
              reasonably requested by the underwriters or the Holders and as are customarily delivered in similar offerings.

              The above shall be done at (i) the effectiveness of such Registration Statement (and, if appropriate, each post-effective amendment thereto) and (ii) each closing under any underwriting or similar agreement as and to the extent required thereunder. In the case of any underwritten offering, the Company and the Guarantor shall provide written notice to the Holders of all Registrable Senior Notes and Registrable Senior Debentures of such underwritten offering at least thirty days prior to the filing of a prospectus supplement for such underwritten offering. Such notice shall (x) offer each such Holder the right to participate in such underwritten offering, (y) specify a date, which shall be no earlier than ten business days following the date of such notice, by which such Holder must inform the Company of its intent to participate in such underwritten offering and
         (z) include the instructions such Holder must follow in order to participate in such underwritten offering;

              (o) in the case of a Shelf Registration, make available for inspection by representatives of the Holders of the Registrable Senior Notes or Registrable Senior Debentures and any underwriters participating in any disposition pursuant to a Shelf Registration Statement and any U.S. counsel or accountant retained by such Holders or underwriters, all financial and other records, pertinent corporate documents and properties of the Company and the Guarantor reasonably requested by any such Persons, and cause the respective officers, directors, employees, and any other agents of the Company and the Guarantor to supply all information reasonably requested by any such representative, underwriter, special counsel or accountant in connection with a Registration Statement; provided that any such records, documents, properties and such information that is designated in writing by the Company and the Guarantor, in good faith, as confidential at the time of delivery of such records, documents, properties or information shall be kept confidential by any such representative, underwriter, counsel or accountant and shall be used only in connection with such Shelf Registration Statement, unless such information has become available (not in violation of this Agreement) to the public generally or through a third party without an accompanying obligation of confidentiality, and except that such representative, underwriter, counsel or accountant shall have no liability, and shall not be in breach of this provision, if disclosure of such confidential information is made in connection with a court proceeding or required by law, and the Company and the Guarantor shall be entitled to request that such representative, underwriter, counsel or accountant sign a confidentiality agreement to the foregoing effect. Each such person will be required to agree that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such is made generally available to the public through no fault or action of such person. Each selling Holder of such Registrable Senior Notes or Registrable Senior Debentures will be required to further agree that it will, upon learning that disclosure of confidential information is necessary, give notice to the Company to allow the Company at its expense to undertake appropriate action to prevent disclosure of the confidential information;

              (p) (i) in the case of an Exchange Offer, a reasonable time prior to the filing of any Exchange Offer Registration Statement, any Prospectus forming a part thereof, any amendment to an Exchange Offer Registration Statement or amendment or supplement to a Prospectus, provide copies of such document to the Initial Purchasers, and make such changes in any such document prior to the filing thereof as the Initial Purchasers or their counsel may reasonably request; (ii) in the case of a Shelf Registration, a reasonable time prior to filing any Shelf Registration Statement, any Prospectus forming a part thereof, any amendment to such Shelf Registration Statement or amendment or supplement to such Prospectus, provide copies of such document to the Holders of Registrable Senior Notes and Registrable Senior Debentures, to the Initial Purchasers, to counsel on behalf of the Holders and to the underwriter or underwriters of an underwritten offering of Registrable Senior Notes and Registrable Senior Debentures, if any, and make such changes in any such document prior to the filing thereof as counsel to the Initial Purchasers, the Holders or any underwriter may reasonably request; and (iii) cause the representatives of the Company and the Guarantor to be available for discussion of such document as shall be reasonably requested by the Holders of Registrable Senior Notes and Registrable Senior Debentures, the Initial Purchasers on behalf of such Holders or any underwriter, and shall not at any time make any filing of any such document of which such Holders, the Initial Purchasers on behalf of such Holders, their counsel or any underwriter shall not have previously been advised and furnished a copy or to which such Holders, the Initial Purchasers on behalf of such Holders, their counsel or any underwriter shall reasonably object within a reasonable time period;

              (q) in the case of a Shelf Registration, use their reasonable best efforts to cause all Registrable Senior Notes and Registrable Senior Debentures to be listed on The Luxembourg Stock Exchange and any other securities exchange on which similar debt securities issued by the Company and the Guarantor are then listed, if requested by the Majority Holders or by the underwriter or underwriters of an underwritten offering of Registrable Senior Notes and Registrable Senior Debentures, if any;

              (r) in the case of a Shelf Registration, use their reasonable best efforts to cause the Registrable Senior Notes and Registrable Senior Debentures to be rated with the appropriate rating agencies, if so requested by the Majority Holders or by the underwriter or underwriters of an underwritten offering, unless the Registrable Senior Notes and Registrable Senior Debentures are already so rated;

              (s) otherwise use their reasonable best efforts to comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least twelve months which shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder; and

              (t) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter and its counsel.

              In the case of a Shelf Registration Statement, the Company and the Guarantor may (as a condition to such Holder's participation in the Shelf Registration) require each Holder of Registrable Senior Notes and Registrable Senior Debentures to furnish to the Company and the Guarantor or their counsel such information regarding such Holder and the proposed distribution by such Holder of such Registrable Senior Notes and Registrable Senior Debentures, as the Company or the Guarantor may from time to time reasonably request, and agree in writing to be bound by the Agreement, including the indemnification provisions.

              In the case of a Shelf Registration Statement, each Holder agrees that, upon receipt of any notice from the Company or the Guarantor of the happening of any event or the discovery of any facts, each of the kind described in Sections 2(d)(i) and 3(e)(ii)-(vii) hereof, such Holder will forthwith discontinue disposition of Registrable Senior Notes and Registrable Senior Debentures pursuant to a Registration Statement until such Holder's receipt of
(i) the copies of the supplemented or amended Prospectus contemplated by Section 3(k) hereof or (ii) written notice from the Company or the Guarantor that the Shelf Registration Statement is once again effective and that no supplement or amendment is required. If so directed by the Company or the Guarantor, such Holder will deliver to the Company (at the Company's expense) all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Senior Notes and Registrable Senior Debentures current at the time of receipt of such notice.

              If the Company or the Guarantor shall give any such notice to suspend the disposition of Registrable Senior Notes and Registrable Senior Debentures pursuant to a Shelf Registration Statement as a result of the happening of any event or the discovery of any facts, each of the kind described in Sections 2(d)(i) and 3(e)(vi) hereof, the Company and the Guarantor shall be deemed to have used their reasonable best efforts to keep the Shelf Registration Statement effective during such period of suspension; provided that (i) such period of suspension shall not exceed the time periods provided in Section 2(d)(iii) hereof and (ii) the Company and the Guarantor shall, if necessary, use their reasonable best efforts to file and have declared effective (if an amendment) as soon as practicable an amendment or supplement to the Shelf Registration Statement and shall extend the period during which the Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions.

              4. Underwritten Registrations. If any of the Registrable Senior Notes or Registrable Senior Debentures covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Majority Holders of such Registrable Senior Notes or Registrable Senior Debentures included in such offering and shall be reasonably acceptable to the Company.

              No Holder of Registrable Senior Notes or Registrable Senior Debentures may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Senior Notes or Registrable Senior Debentures on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

              5. Indemnification and Contribution.

              (a) The Company and the Guarantor, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser, each Holder, including Participating Broker-Dealers, each underwriter who participates in an offering of Registrable Senior Notes or Registrable Senior Debentures, their respective affiliates, and their respective directors, officers, employees, agents, and each Person, if any, who controls any Initial Purchaser or any Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by the Initial Purchaser, any Holder or any such controlling or affiliated Person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any amendment thereof, pursuant to which Exchange Notes and Exchange Debentures or Registrable Senior Notes and Registrable Senior Debentures were registered under the 1933 Act, including all documents incorporated therein by reference, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or caused by any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented if the Company and the Guarantor shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Initial Purchaser or any Holder furnished to the Company and the Guarantor in writing by such Initial Purchaser or by or relating to any Holder or underwriter who participates in an offering of Registrable Senior Notes and Registrable Senior Debentures, in each case expressly for use therein.

              (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantor, each Initial Purchaser, each underwriter who participates in an offering of Registrable Senior Notes and Registrable Senior Debentures, and the other selling Holders, and each of their respective directors and officers (including each director and officer of the Company and the Guarantor who signed the Registration Statement) and each Person, if any, who controls the Company or the Guarantor, any Initial Purchaser, any underwriter or any other selling Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses described in the indemnity contained in
Section 5(a), as incurred), but only with reference to information relating to such Holder furnished to the Company in writing by such Holder expressly for use in any Registration

Statement or any amendment thereof or any Prospectus or any amendments or supplements thereto.

              (c) In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to either paragraph (a) or paragraph (b) above, such Person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing (but the failure to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party except to the extent it is materially prejudiced or harmed) and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Initial Purchasers and all Persons, if any, who control any Initial Purchaser within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, (b) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company and the Guarantor, their respective directors, their respective officers who sign the Registration Statement and all Persons, if any, who control the Company or the Guarantor within the meaning of either such Section and (c) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Holders and all Persons, if any, who control any Holders within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Initial Purchasers and such control Persons of the Initial Purchasers, such firm shall be designated in writing by Merrill Lynch. In the case of any such separate firm for the Holders and such Persons who control Holders, such firm shall be designated in writing by the Majority Holders. In all other cases, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding affected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

              (d) If the indemnification provided for in paragraph (a) or paragraph (b) of this Section 5 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of such indemnifying party or parties on the one hand and the indemnified party or parties on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or parties or such indemnified party or parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantor, the Initial Purchasers, and the Holders of Registrable Senior Notes and Registrable Senior Debentures respective obligations to contribute pursuant to this Section 5 are several in proportion to the respective number of Senior Notes and Senior Debentures they have purchased hereunder, and not joint.

              (e) The Company, the Guarantor, the Initial Purchasers, and each Holder of Registrable Senior Notes and Registrable Senior Debentures agree that it would not be just or equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph
(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5, no Holder shall be required to indemnify or contribute any amount in excess of the amount by which the total price at which Registrable Senior Notes and Registrable Senior Debentures were sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5, each Person, if any, who controls an Initial Purchaser or Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Initial Purchaser or Holder, and each director of the Company or the Guarantor, each officer of the Company or the Guarantor who signed the Registration Statement, and each Person, if any, who controls the Company or the Guarantor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company and the Guarantor. The remedies provided for in this
Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

              The indemnity and contribution provisions contained in this
Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Initial Purchaser or any Holder, or any Person controlling any Initial Purchaser or any Holder, or by or on behalf of the Company or the Guarantor, their officers or directors or any Person controlling the Company or the Guarantor, (iii) acceptance of any of the Exchange Notes or Exchange Debentures and (iv) any sale of Registrable Senior Notes or Registrable Senior Debentures pursuant to a Shelf Registration Statement.

              6. Miscellaneous.

              (a) Rule 144 and Rule 144A. For so long as the Company is subject to the reporting requirements of Section 13 or 15 of the 1934 Act, the Company covenants that it will file the reports required to be filed by it under Section 13(a) or 15(d) of the 1934 Act and the rules and regulations adopted by the SEC thereunder, that if it ceases to be so required to file such reports, it will upon the request of any Holder of Registrable Senior Notes and Registrable Senior Debentures (i) make publicly available or cause to be made publicly available such information as is necessary to permit sales pursuant to Rule 144 under the 1933 Act, (ii) deliver or cause to be delivered such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the 1933 Act and it will take such further action as any Holder of Registrable Senior Notes and Registrable Senior Debentures may reasonably request, and (iii) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Registrable Senior Notes and Registrable Senior Debentures without registration under the 1933 Act within the limitation of the exemptions provided by (x) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, (y) Rule 144A under the 1933 Act, as such Rule may be amended from time to time, or (z) any similar rules or regulations hereafter adopted by the SEC. Upon the written request of any Holder of Registrable Senior Notes and Registrable Senior Debentures, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

              (b) No Inconsistent Agreements. Neither the Company nor the Guarantor has entered into nor will the Company or the Guarantor on or after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holders of Registrable Senior Notes and Registrable Senior Debentures in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's or the Guarantor's other issued and outstanding securities under any such agreements.

              (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the material provisions hereof may not be given unless the Company has obtained the written consent of the Majority Holders of the outstanding Registrable Senior Notes and Registrable Senior Debentures affected by such amendment, modification, supplement, waiver or departure.

              (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder (other than an Initial Purchaser), at the most current address set forth on the records of the Registrar under the Indenture, (ii) if to an Initial Purchaser, at the most current address given by such Initial Purchaser to the Company by means of a notice given in accordance with the provisions of this Section 6(d), which address initially is the address set forth in the Purchase Agreement; and (iii) if to the Company and the Guarantor, initially at the address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this
Section 6(d).

              All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

              Copies of all such notices, demands, or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

              (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Senior Notes and Registrable Senior Debentures in violation of the terms hereof or of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Senior Notes and Registrable Senior Debentures, in any manner, whether by operation of law or otherwise, such Registrable Senior Notes and Registrable Senior Debentures shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Senior Notes and Registrable Senior Debentures, such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

              (f) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company and the Guarantor on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

              (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

              (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

              (i) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF.

              (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

              IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                     VIACOM INC.



                                     By: /s/ Robert G. Freedline
                                        ----------------------------------------
                                        Name:   Robert G. Freedline
                                        Title:  Vice Present and Treasurer




                                     VIACOM INTERNATIONAL INC., as Guarantor



                                     By: /s/ Robert G. Freedline
                                        ----------------------------------------
                                        Name:   Robert G. Freedline
                                        Title:  Vice Present and Treasurer



Confirmed and Accepted, as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
SALOMON SMITH BARNEY, INC.



By:  MERRILL LYNCH, PIERCE, FENNER & SMITH



By:  /s/ Sabina Ceddia
   --------------------------------------------
   Name:   Sabina Ceddia
   Title:  Authorized Signatory

                                   SCHEDULE A

                               INITIAL PURCHASERS



Merrill Lynch, Pierce, Fenner & Smith Incorporated
Salomon Smith Barney Inc.
BNY Capital Markets, Inc.
Fleet Securities, Inc.
Mizuho International plc
Scotia Capital (USA) Inc.
Daiwa Securities SB Capital Markets Europe Limited
Sanwa International plc
Tokyo-Mitsubishi International plc